Item 77Q1 - Exhibits The Registrant's Amended and Restated Establishment and Designation of Series, Distribution Plan Pursuant to Rule 12b-1 (Class 1 Shares) and Distribution and Service Plan Pursuant to Rule 12b-1 (Class 3 Shares) is included in Post-Effective Amendment No. 85 to the Registration Statement on Form N-1A of SunAmerica Series Trust (File No. 33-52742), which became effective on May 1, 2016. Post-Effective Amendment No. 85 was filed on April 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933, as amended, and is incorporated herein by reference (SEC Accession No. 0001193125-16-552116).